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EXHIBIT (10)(12) Supplier and Warranty Agreement with Gulf States Toyota, Inc.


[TOYOTA LOGO]
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                                                       GULF STATES TOYOTA, INC.
                                                       7701 Wilshire Place Drive
                                                       Post Office Box 40306
                                                       Houston, TX 77240-0306
                                                       (713) 580-3300
                                                       FAX (713) 580-3332


                         SUPPLIER AND WARRANTY AGREEMENT
                         -------------------------------

This Agreement ("Agreement") is entered into as of the 2nd day of MARCH, 2001 by and between GULF STATES TOYOTA, INC, 7701 Wilshire Place Drive, Houston, Texas 77040, ("GST"), and MARKETING WORLDWIDE, LTD, a PARTNERSHIP [I.E. A TEXAS CORPORATION, PARTNERSHIP, ETC.] having its principal offices at, 11234 Lemen, Suite A, Whitmore Lake, Michigan, 48184 ("Supplier").

GST has agreed to purchase certain accessories/supplies from Supplier, and Supplier has agreed to sell said accessories/supplies to GST, as more specifically identified on the Purchase Order. For all dealings between the Parties, the Parties agree to the following terms and conditions:

1. This Supplier and Warranty Agreement is contingent upon Supplier executing the same and returning it to GST. This Agreement and Purchase Order shall together represent the complete Agreement between GST and the Supplier. However, for any conflict between this Agreement and the Purchase Order, this Agreement shall control.

2. Supplier represents, and GST relies upon the representation, that Supplier maintains Products Liability Insurance in the minimum amount of U.S. $5,000,000. Supplier agrees to maintain at all times, at Supplier's sole cost and expense, Products Liability Insurance. Supplier agrees to maintain current certificates showing proof of Products Liability Insurance and Workers' Compensation Insurance with GST, Certificates should be mailed to Gulf States Toyota, Inc., Attn:
         Mary Isbell, 7701 Wilshire Place Drive, Houston, Texas 77040. THE CERTIFICATE OF INSURANCE FOR PRODUCTS LIABILITY MOST SPECIFY THAT THE POLICY INCLUDES THE SPECIAL BROAD FORM COMMERCIAL GENERAL LIABILITY ENDORSEMENT (ISO FORM 26 00) OR ADDITIONAL INSURED - VENDORS ENDORSEMENT (ISO FORM 20 15) OR THE EQUIVALENT, NAMING GULF STATES TOYOTA INC., ITS PARENT, SUBSIDIARY AND AFFILIATED COMPANIES AS ADDITIONAL INSUREDS DURING THE TIME THAT GST PURCHASES THE COMPONENTS OR PARTS FROM SUPPLIER, AND FOR A MINIMUM OF ONE YEAR THEREAFTER. THE CERTIFICATE OF INSURANCE MUST ALSO INDICATE THE PRODUCT(S) SUPPLIED TO GST BY SUPPLIER OR STATE "ALL PRODUCTS SUPPLIED TO GST." SUPPLIER ACKNOWLEDGES AND AGREES THAT, FROM TIME TO TIME, GST MAY REQUIRE AN INCREASE IN THE AMOUNT OF SPECIFIC PRODUCT LIABILITY INSURANCE THEN PROVIDED BY SUPPLIER.

3. GST has the right to approve all product packaging, including, but not limited to carton size, product protection, quantity unit pack and identification. Each carton must be identified with a GST issued part number. Packing slips must indicate the purchase order number and part number.

4. Supplier's invoices for all products delivered must be mailed to Friedkin Business Services, 7701 Wilshire Place Drive, Houston, Texas 77040. All such invoices must



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         state the GST purchase order number, GST vendor number and corresponding GST part number.

5. GST agrees to use its best efforts to pay Supplier for all products received within 30 days after receipt of the applicable invoice. All payments shall be made without any deductions, taxes, assessments or charges of any kind, except that GST shall have the right to offset against the invoices any sums due to GST arising from Warranty or Damage Claims, or any costs arising from Supplier recall or campaign of parts and/or accessories.

6. The payment of an invoice by GST shall not waive in whole or in part the right of GST to dispute any invoice or any amount or charge appearing thereon. GST shall give to Supplier prompt notice of any such dispute and the basis for the dispute. The parties agree to act in good faith to resolve any such disputes promptly. GST shall have the right to offset the full amount of any disputed sum which has not been resolved within ninety (90) days after notice to Supplier.

7. GST reserves the right to initiate a recall or campaign of any products supplied pursuant to this Agreement when GST determines, or any government agency alleges, that such products are defectively designed or manufactured and/or fail to comply with all applicable federal, state or local laws, rules or regulations, including but not limited to, safety, environmental and emission laws, rules and regulations.

8. GST agrees to provide Supplier with notice of a recall or campaign action which affects the Supplier's product(s). Supplier agrees to reimburse GST for all reasonable costs incurred by GST and/or its Dealer(s) in connection with such recall, including, but not limited to, the costs of notifying vehicle owners, sublet repairs, rental car expenses, towing, labor and parts costs for replacement of all defective products.

9. All transportation charges are to be included in product pricing FOB Gulf States Toyota, Inc., Parts Distribution Center, 3003 Hwy. 90 East, San Felipe, Texas 77473 or to an otherwise designated direct drop address. If, due to Supplier problems, premium freight is required in order to meet shipping schedules, any such additional expenses will be the sole responsibility of Supplier. Premium freight requested before normal supply lead times are exhausted will be at the sole expense of GST.

10. Title to and risk of loss for Supplier products shall remain with Supplier until received by GST in accordance with the provisions of Paragraph 5 above.

11. An attempt will be made to provide adequate forecasting on all products, as well as, timely purchase order submission on a monthly basis. Supplier acknowledges and agrees that these expected order quantity estimates do not represent a commitment to purchase, and do not otherwise bind GST. The forecast figures provided by GST to Supplier represents anticipated volume only. A purchase commitment does not exist until a purchase order has been executed and issued by GST.

12. Product pricing should include the possibility of less than full load shipping required on behalf of the Supplier. The Parties must agree in writing to all changes to the established product pricing before implementation.


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13.      This Agreement shall be governed and construed in accordance with the laws of the State of Texas, without regard to conflict or choice of law statutes or provisions.

14. If any provision of this Agreement is deemed invalid by a court of competent jurisdiction, the portion(s) deemed invalid shall not affect any other provision in this Agreement. The Agreement shall be construed as if the invalid provision(s) had never been included.

15. Supplier agrees to test all product returns to validate the claimed defect, unless otherwise instructed by GST. Supplier further agrees to inform GST the results of its testing within 45 days of the receipt of the returns.

16. All products manufactured and/or provided by Supplier for use by GST are warranted against defects in material and/or workmanship for a period of THIRTY-SIX (36) MONTHS OR 36, 000 MILES, whichever shall occur first. This Warranty shall commence on the date of delivery of a motor vehicle to the retail purchaser. Supplier agrees to comply with the attached Supplier Warranty Requirements, which are incorporated as a part of this Warranty Agreement.

17. New replacement service parts furnished by Supplier are warranted against defects in material and/or workmanship for a period of TWELVE
         (12) MONTHS OR 12,000 MILES, whichever shall occur first, or for the balance of the new car warranty if greater and if installed when new, from the date of installation.

18. Supplier further agrees to provide an adequate supply of service replacement parts for all products purchased for the maximum warranty period of the vehicle upon which the product was last installed.

19. SUPPLIER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS GST ITS PARENT, SUBSIDIARY OR AFFILIATED COMPANIES, AND ANY AND ALL OF THEIR OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS AND EMPLOYEES FROM AND AGAINST ANY AND ALL CLAIMS, LAWSUITS, LIABILITIES, DEMANDS, DAMAGES, COSTS, BODILY INJURY, PROPERTY DAMAGE, ATTORNEY'S FEES AND EXPENSES ARISING FROM ANY ALLEGED NEGLIGENCE, DEFECT IN DESIGN, MATERIAL, WORKMANSHIP, WARNINGS OR INSTRUCTION, BREACH OF IMPLIED OR EXPRESSED WARRANTIES, INTELLECTURAL PROPERTY INFRINGEMENT, MARKETING CLAIMS OR OTHER CLAIMS IN ANY WAY CONNECTED WITH THE PARTS OR COMPONENTS MANUFACTURED, HANDLED, SOLD OR OTHERWISE FURNISHED TO GST BY SUPPLIER.

20. Toyota warranty claims criteria require parts replacement at GST's acquisition cost, plus A 45% markup. This amount is in addition to labor reimbursement based upon a fair and reasonable time allowance multiplied by the servicing dealer's warranty labor rate (pursuant to the current Supplier Warranty Requirements) and any third party or sublet fees.

21. GST will forward to Supplier, a representative sample of all parts, which exceed $5.00 in value, replaced on warranty repairs for testing purposes. Supplier shall reimburse GST for the shipping costs involved both from the dealer to GST and from GST to the Supplier.


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22.      Supplier agrees to abide by the attached Supplier Warranty
         Requirements. These Requirements are incorporated into the terms and conditions of this Agreement Requirements may change from time to time, and GST will promptly notify Supplier of any revisions.

23. The GST Warranty Department will attach a copy of each claim to the itemized monthly statement. Supplier shall give to GST written notice of any disputed warranty claim within thirty (30) days after receipt of said written notice from GST.

24. This Agreement supercedes and replaces all previous agreements, oral or written, between the Parties, and the provisions contained herein will govern the rights and responsibilities of the Parties for all transactions. Any modifications shall require written approval by the Parties. [WITH THE EXCEPTION OF THE CURRENT AVALON AND CAMRY PROGRAMS.]

25. In the event of any litigation or proceeding between the Parties or their representatives concerning any provision of the Agreement, the prevailing party shall be entitled to a reasonable sum for attorney fees and court costs of such litigation or proceeding as determined by the tribunal in such litigation or proceeding, or in a separate action brought for that purpose.

The Parties intend for this Agreement and the attached Warranties requirements to be a complete agreement between them concerning the matters contained herein. any modifications must be in writing upon the approval of the Parties.

IN WITNESS HEREOF, this Agreement is executed as of the date and year first stated above.


MARKETING WORLDWIDE, LTD.


/S/ JAMES MARUN
------------------------------------- [SIGNATURE]
By:    JAMES MARUN
       ------------------------------
Title: OPERATIONS MANAGER
       ------------------------------


GULF STATES TOYOTA, INC.


/S/ DAVID ROSENFELD
------------------------------------- [SIGNATURE]
By:    /S/ DAVID ROSENFELD
       ------------------------------
TITLE: DIRECTOR
       ------------------------------
       3-19-01


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                           GULF STATES TOYOTA, INC.'S
                         SUPPLIER WARRANTY REQUIREMENTS
                         ------------------------------

1. The Warranty period on Toyota motor vehicles, including parts and accessories must be 36 MONTHS OR 36,000 MILES, whichever occurs first. Vehicles that have been placed in demo service are eligible for A WARRANTY EXTENSION that gives the customer a 36-MONTH/36,000 MILE warranty from the retail date and retail mileage. Supplier is expected to honor claims falling into this category.

         AFTER THE 36 MONTH/36,000-MILE WARRANTY EXPIRES, SUPPLIER MUST CARRY THE REPLACEMENT PARTS AND ACCESSORIES FOR 12 MONTHS.

2.       TERMS OF REIMBURSEMENT:
         ----------------------

         a. Labor must be reimbursed at the servicing dealer's warranty labor rate authorized by Toyota Motor Sales, USA, Inc.
         b. Supplier may establish a reasonable labor standard and rate for the repairs.
         c. Defective parts shall be replaced with the dealer's existing stock or ordered from the GST Parts Department.
         d. Parts on warranty claims will be reimbursed at GSTs acquisition cost, plus a 45% markup.

3.       DEFECTIVE PARTS RECOVERY:
         ------------------------

         GST will forward to Supplier all parts, which exceed $5.00 in value, replaced on warranty repairs for testing purposes. Supplier shall reimburse GST for the shipping costs involved both from the dealer to GST and from GST to the Supplier.

4.       CLAIM SUBMISSION PROCEDURES TO SUPPLIER:
         ---------------------------------------

         The GST Warranty Department will reimburse the dealers for warranty repairs prior to submission to Supplier. GST will require the dealers to tag all defective parts with an explanation of the claimed failure(s).

The GST Warranty Department will submit a listing of all outstanding claims to Supplier each month. Copies of all warranty claims will be provided, and replacement parts will be shipped if applicable.

Upon receipt of the necessary documentation, GST will deduct from Supplier's invoice valid warranty claims.


MARKETING WORLDWIDE, LTD.                  GULF STATES TOYOTA, INC.


By:    /S/ JAMES MARUN                     By:  /S/ DAVID ROSENFELD
   ------------------------------------       ----------------------------------
Title: OPERATIONS MANAGER  Date: 3/2/01    Title: DIRECTOR     Date:  3-19-01
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